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                                                                    EXHIBIT 12.3
                                   PACCAR Inc

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)



                                                                                  Six Months Ended
                                                                                       June 30
                                                                             1995                  1994
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
FIXED CHARGES
  Interest expense
    PACCAR Inc and subsidiaries(1)                                         $ 59,079              $ 38,687

  Portion of rentals deemed interest                                          2,863                 2,747
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TOTAL FIXED CHARGES                                                        $ 61,942              $ 41,434
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EARNINGS
  Income before taxes -
    PACCAR Inc and subsidiaries                                            $186,663              $146,910

  Fixed charges                                                              61,942                41,434
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EARNINGS AS DEFINED                                                        $248,605              $188,344
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RATIO OF EARNINGS TO FIXED CHARGES                                            4.01X                 4.55X
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




(1) Exclusive of interest, if any, paid to PACCAR Inc.





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